EXHIBIT 99.1

[LOGO]                                            St. Paul Travelers Companies
                                                  385 Washington Street
                                                  St. Paul, MN  55102-1396
                                                  www.stpaultravelers.com



NEWS RELEASE

                         ST. PAUL TRAVELERS ANNOUNCES
                         RANGES OF ESTIMATED EARNINGS

                    Webcast Scheduled Today for 9 a.m. EDT

Saint Paul, Minn. - July 23, 2004 - The St. Paul Travelers Companies, Inc. (NYSE: STA) (St. Paul Travelers) was formed on April 1, 2004, when Travelers Property Casualty Corp. (Travelers) and The St. Paul Companies, Inc. (St.
Paul) completed the previously announced merger. For accounting purposes, Travelers is the accounting acquirer. Consequently, the historic accounting and actuarial methods of St. Paul are being conformed to those of Travelers and all St. Paul assets and liabilities are being recorded at fair value on the opening balance sheet.

St. Paul Travelers will make certain reserve valuation adjustments following the merger. The company has requested guidance from the Securities and Exchange Commission (SEC) on how an insurance company should account for certain reserve valuation adjustments, in light of the requirements of Statement of Financial Accounting Standards No. 141 (FAS 141), Business Combinations. FAS 141 indicates that these adjustments should be reflected on the opening balance sheet, which would result in the adjustments not being reflected in the income statement. Prior to the issuance of FAS 141, under certain circumstances, reserve valuation adjustments in a purchase business combination were recorded through the income statement.

The reserve valuation adjustments for which the company has sought guidance total $1.625 billion. If it is determined that these reserve valuation adjustments should be reflected on the opening balance sheet and not reported in the income statement, St. Paul Travelers expects to report second quarter 2004 net income in the range of $775 million to $800 million, or $1.16 to $1.20 per basic share and $1.13 to $1.16 per diluted share. Second quarter 2004 operating income would be in the range of $740 million to $765 million, or $1.11 to $1.15 per basic share and $1.08 to $1.11 per diluted share. In this case, the reserve valuation adjustments are assumed to result in an increase to goodwill. The difference in net income and operating income represents $35 million, after-tax, of realized investment gains.

If it is determined that these reserve valuation adjustments should be reflected in the income statement in the second quarter, St. Paul Travelers expects to report a second quarter 2004 net loss in the range of $275 million to $300 million, or $0.42 to $0.45 per basic and diluted share. Second quarter 2004 operating loss would be in the range of $310 million to $335 million, or $0.47 to $0.51 per basic and diluted share. The difference in net loss and operating loss represents $35 million, after-tax, of realized investment gains.

A third alternative could occur if it is determined that some of the reserve adjustments should be reported in the income statement and some should be recorded as purchase accounting adjustments on the opening balance sheet. Under such a scenario, the estimated range of results would be between the two ranges mentioned above for both net and operating income or loss.


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Under any of the three alternatives the company will not raise additional capital - an indication of the financial strength of the company.

Jay Fishman, Chief Executive Officer of St. Paul Travelers, said, "This second quarter is the first period in which St. Paul Travelers has operated as a combined firm and is reporting as one entity. From an operating perspective, we are off to an excellent start. We are very pleased with our agents' reactions to the transaction, and continue to see new opportunities from our broader offering of products and services. In addition, we have identified the specific actions that we plan to take that will allow us to meet our previously disclosed cost savings estimate of $350 million."

St. Paul Travelers will postpone its second quarter 2004 earnings release and conference call previously scheduled for Wednesday, July 28, 2004, and Thursday, July 29, 2004, respectively. The company is ready to reschedule the earnings release and conference call and will do so upon the conclusion of its discussions with the SEC. In any event, the company will file its Quarterly Report on Form 10-Q on or before Aug. 9, 2004.

...............................................................................



                    St. Paul Reserve Valuation Adjustments
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

($ in millions, pre-tax)                                                 Amounts
                                                             ---------------------------------
Adjustments to conform St. Paul to Travelers historic
accounting and actuarial methods:

     Surety reserves                                         $      375
     Construction reserves                                          500
     Reserves for uncollectible reinsurance and
     amounts due from policyholders and co-
     surety participations                                          295            $  1,170
                                                             -----------------

Net strengthening of reserves due to financial                                          250
condition of a construction contractor

Change in reinsurance recoverables due to commutation
of specific reinsurance arrangements                                                    155

Net increase in other claims and claim adjustment
expense reserves                                                                         50

                                                                                 ---------------

   Total                                                                            $  1,625

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Conforming Adjustments:

* Surety reserves - Travelers and St. Paul used different approaches in calculating surety reserves. For example, the method previously used by St. Paul in its surety business was to establish claims and claim adjustment expense reserves for each bond when it is determined that the individual project is not likely to be completed in accordance with its


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     terms (i.e., reserves are evaluated on a project-by-project basis). Under the Travelers method, claims and claim adjustment expense reserves are established when it is determined that a contractor is not likely to be capable of completing its bonded obligations in accordance with their respective terms (i.e., reserves are evaluated on a contractor-by-contractor basis). The required adoption of the Travelers method for calculating St. Paul's surety claims and claim adjustment expense reserves resulted in an increase in surety reserves of $300 million, net of reinsurance. This conforming adjustment also resulted in a $75 million increase in other liabilities due to a related reinsurance reinstatement premium.

* Construction reserves - Travelers has a long-established unit that tracks, disaggregates, and studies construction claims. Travelers disaggregated St. Paul's claim data as of the acquisition date, applied its experience factors to those claims and developed an estimate of ultimate losses consistent with Travelers evaluation of loss experience. This resulted in an increase of $400 million and $100 million, net of reinsurance, for prior year reserves related to construction defect claims and construction wrap-up exposures, respectively. Construction defect claims relate predominately to property damage claims that result from errors a contractor makes during a project that are not known until after the project is completed. Construction wrap-up exposures relate to insurance programs, such as workers compensation and general liability, for construction projects in which all contractors working on such a project are covered under the programs.

* Reserves for uncollectible reinsurance and amounts due from policyholders and co-surety participants - The methods used to calculate reserves for uncollectible reinsurance and reserves for uncollectible amounts due from policyholders and co-surety participants also differed between the two companies. The companies used different default rate charges and different procedures for estimating adjustments, including those related to potential disputed amounts. Adjustments required to conform the historical GAAP accounting methods of St. Paul to those of Travelers resulted in an increase in reserves of $295 million for uncollectible reinsurance and uncollectible amounts due from policyholders and co-surety participations.

Net Strengthening of Surety Reserves Due to Financial Condition of a Construction Contractor:

In response to first quarter developments that included requests for additional advances by a specific construction contractor and that resulted in a first quarter 2004 charge by St. Paul, a comprehensive update of exposure to this construction contractor was completed. Detailed reviews performed by independent engineering and accounting firms resulted in increases in estimates of costs to complete the contractor's existing projects. St. Paul Travelers also performed analyses of the contractor's business and financial condition, the impact of various completion options on the cost to complete bonded projects, liquidated damages, reinsurance recoveries, co-surety participation and collateral. Based upon these analyses, St. Paul Travelers recorded an increase of $250 million to its surety reserves, net of reinsurance and co-surety participation. As described above, the company increased reserves for estimated costs in the event that a co-surety cannot meet its obligations.


Change in Reinsurance Recoverables Due to Commutation of Specific Reinsurance
Arrangements:

On June 30, 2004, St. Paul Travelers entered into a commutation with a major reinsurer of certain of St. Paul's reinsurance agreements, in which discussions commenced prior to April 1, 2004. The settlement, which was effective retroactively to April 1, 2004, was for approximately


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$155 million less than St. Paul's pre-acquisition recoverable on its balance sheet. Under the terms of the agreement, St. Paul Travelers received approximately $867 million in cash from the reinsurer.


Net Increase in Other Claims and Claim Adjustment Expense Reserves:

This $50 million net increase relates to other reserving changes that are similar in nature but smaller in dollar amount than those described above.


...............................................................................


              Summary of Travelers Prior Year Reserve Development

St. Paul Travelers will realize a net benefit to earnings of $60 million, pre-tax, or $39 million, after-tax, related to the historical Travelers business in the second quarter due to:

     * A benefit of $190 million, net of reinsurance, related to reserves for the September 11, 2001, terrorist attack. This reserve release resulted from lower-than-expected levels of reported claims as well as an analysis undertaken following the passing of a deadline for filing individual liability claims.

     * Benefits of $75 million and $100 million, net of reinsurance, for reductions in reserves established prior to 2004 in the company's commercial and personal lines businesses, respectively. These reductions relate to the continuation of lower-than-expected non-catastrophe-related property claim frequency.

     * A charge of $205 million, net of reinsurance, related to environmental reserves due to revised estimates of costs related to recent settlement initiatives.

     * A charge of $100 million related to an increase in uncollectible reinsurance reserves resulting from continued deterioration in the credit quality of certain reinsurers, as well as continuing settlement initiatives.

...............................................................................



                      Integration and Restructuring Costs

St. Paul Travelers will record a pre-tax charge of $40 million, or $26 million after-tax, related to restructuring costs incurred by Travelers in connection with the merger. These charges are comprised primarily of severance-related costs. Similar restructuring costs related to St. Paul's operations, which amounted to an additional $70 million, pre-tax, are being recorded as a liability due to purchase accounting and will not result in an income statement charge. Also, integration charges of approximately $11 million, pre-tax, were incurred in the second quarter and an additional $90 million to $105 million, pre-tax, are expected to be recorded in future periods as incurred. Consequently, St. Paul Travelers has reduced its estimated range of total integration and restructuring costs to $210 million to $225 million from the previously disclosed range of $300 million to $400 million.


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Conference Call

The management of St. Paul Travelers will discuss the contents of this release via webcast at 9:00 AM (EDT) today, July, 23, 2004. Prior to the webcast, a related slide presentation will be available on the company's web site. Following the live event, an audio playback of the webcast and the slide presentation will be archived at the company's web site through Aug. 21, 2004.

To view the slides or to listen to the webcast or the playback, visit the "Webcasts & Presentations" section of the St. Paul Travelers investor relations web site at http://investor.stpaultravelers.com/.


About St. Paul Travelers

St. Paul Travelers is the second largest provider of commercial property-casualty insurance and asset management services. Under the Travelers brand, the company is also a leading underwriter of homeowners and auto insurance through independent agents. For more information, visit www.stpaultravelers.com.


Forward Looking Statement

This press release may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. Specifically, we may have forward-looking statements about our results of operations, financial condition and liquidity, the sufficiency of our asbestos and other reserves and the integration following the merger. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.

Some of the factors that could cause actual results to differ include, but are not limited to, the following: adverse developments involving asbestos claims and related litigation; the impact of aggregate policy coverage limits for asbestos claims; the impact of bankruptcies of various asbestos producers and related businesses; the willingness of parties, including us, to settle asbestos-related litigation; our ability to fully integrate the former St. Paul and Travelers businesses in the manner or in the timeframe currently anticipated; our inability to obtain price increases due to competition or otherwise; the performance of our investment portfolios, which could be adversely impacted by adverse developments in U.S. and global financial markets, interest rates and rates of inflation; weakening U.S. and global economic conditions; insufficiency of, or changes in, loss reserves; the occurrence of catastrophic events, both natural and man-made, including terrorist acts, with a severity or frequency exceeding our expectations; exposure to, and adverse developments involving, environmental claims and related litigation; the impact of claims related to exposure to potentially harmful products or substances, including, but not limited to, lead paint, silica and other potentially harmful substances; adverse changes in loss cost trends, including inflationary pressures in medical costs and auto and home repair costs; developments relating to coverage and liability for mold claims; the effects of corporate bankruptcies on surety bond claims; adverse developments in the cost, availability and/or ability to collect reinsurance; the ability of our subsidiaries to pay dividends to us; adverse outcomes in legal proceedings; judicial expansion of policy coverage and the impact of new theories of liability; the impact of legislative actions, including federal and state legislation related to asbestos liability reform; larger than expected assessments for guaranty funds and mandatory pooling arrangements; a downgrade in our claims-paying and


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financial strength ratings; the loss or significant restriction on our ability to use credit scoring in the pricing and underwriting of Personal Lines policies; and amendments to, and changes to the risk-based capital requirements.


Our forward-looking statements speak only as of the date made, and we undertake no obligation to update these forward-looking statements.

                                      ###



CONTACTS

Media:
Shane Boyd, 651-310-3846
or
Joan Palm, 651-310-2685
or
Marlene Ibsen, 860-277-9039


Institutional Investors:
Maria Olivo, 860-277-8330
or
Chuck Chamberlain, 860-954-3134


Individual Investors:
Marc Parr, 860-277-0779